UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonic Automotive, Inc. (“Sonic”) established objective criteria for the determination of performance-based cash bonuses under the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) for the performance period January 1, 2012 through December 31, 2012 (the “Performance Period”) for Messrs. O. Bruton Smith, B. Scott Smith, David P. Cosper, David B. Smith and Jeff Dyke (the “Executive Officers”).

The specific annual performance goals established by the Committee are based upon the achievement of defined earnings per share levels aligned with levels of reported actual volume of industry-wide new vehicle sales in the United States during the 2012 calendar year and customer satisfaction performance levels. If the minimum performance level specified by the Compensation Committee for a particular performance component is not achieved, the Executive Officers will not receive any cash bonus for that performance component pursuant to the Incentive Compensation Plan. For performance between specified levels within a performance component, the Executive Officer will receive a bonus equal to a pro rata amount of the bonus level between the two applicable specified levels. The minimum, target and maximum objectives for defined earnings per share will be adjusted on a linear basis for reported actual volume of industry-wide new vehicle sales levels less than or in excess of the levels established by the Compensation Committee.

Under the defined earnings per share component, each Executive Officer will be eligible to receive a cash bonus ranging from 40% to a maximum of 147.5% of his respective base salary earned during the Performance Period, if Sonic achieves the defined earnings per share target levels.

Under the customer satisfaction performance component, each Executive Officer will be eligible to receive a cash bonus ranging from 5% to a maximum of 25% of his respective base salary earned during the Performance Period, if established percentages of Sonic’s dealerships meet or exceed customer satisfaction performance objectives, as reported by the respective manufacturers for such brands.

The Compensation Committee also approved base salary increases, effective March 1, 2012, for each of the Executive Officers in the following amounts: Mr. O. Bruton Smith, from $1,100,000 to $1,133,000; Mr. B. Scott Smith, from $950,000 to $978,500; Mr. Cosper, from $735,000 to $757,050; Mr. David B. Smith, from $605,000 to $623,150; and Mr. Dyke, from $772,500 to $795,675. In reaching its decision, the Compensation Committee considered several factors, including the current responsibilities of each of the respective Executive Officers, the compensation of similarly situated executive officers of comparable companies, subjective evaluations of each of the Executive Officers’ respective performance during the 2011 calendar year, Sonic’s strong operating and financial performance during the 2011 calendar year and the period of time that has elapsed since each of the respective Executive Officers last received an increase in base salary.

In addition, the Compensation Committee approved a grant of performance-based restricted shares of Sonic’s Class A Common Stock under the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”) to Mr. Cosper and Mr. Dyke for 44,247 shares and 46,504 shares, respectively. As provided in the Stock Incentive Plan, these restricted stock awards generally remain subject to forfeiture and restrictions on transferability for three years from the date of grant based on continuation of employment and compliance with the restrictive covenants contained in any agreement between Sonic and the respective officer. These awards are also subject to forfeiture, in whole or in part, based on achievement of specified measures of Sonic’s defined earnings per share performance for the 2012 fiscal year. These awards vest in three annual installments, with twenty-five percent (25%) of the shares vesting on March 31, 2013, thirty percent (30%) of the shares vesting on March 2, 2014 and forty-five percent (45%) of the shares vesting on March 2, 2015. Until the Compensation Committee’s certification of the satisfaction of the performance criteria, Messrs. Cosper and Dyke will each be entitled to cash dividend rights and voting rights with respect to the number of shares comprising his target grant. During the remainder of the vesting period, each of Messrs. Cosper and Dyke will be entitled to cash dividend rights and voting rights with respect to the number of shares that remain outstanding under their respective restricted stock award following the Compensation Committee’s certification of the satisfaction of the performance criteria.

The Compensation Committee also approved grants of performance-based restricted stock units under the Stock Incentive Plan to Messrs. Bruton Smith, B. Scott Smith and David B. Smith for 66,219 units, 57,189 units and 36,421 units, respectively. As provided in the Stock Incentive Plan, these restricted stock unit awards generally remain subject to forfeiture for three years from the date of grant based on continuation of employment and violation of any restrictive covenants contained in any agreement between Sonic and the respective officer. The awards of restricted stock units are also subject to forfeiture, in whole or in part, based on achievement of specified measures of Sonic’s defined earnings per share performance for the 2012 fiscal year. The restricted stock units will be converted to, and paid in the form of, an equivalent number of shares of Sonic’s Class A Common Stock following vesting. These awards vest in three annual installments, with twenty-five percent (25%) of the shares vesting on March 31, 2013, thirty percent (30%) of the shares vesting on March 2, 2014 and forty-five percent (45%) of the shares vesting on March 2, 2015. If Sonic’s Board of Directors declares cash dividends with respect to Sonic’s Class A Common Stock while the restricted stock units are unvested, Messrs. Bruton Smith, B. Scott Smith and David B. Smith will each be credited cash dividend equivalents with respect to the unvested restricted stock units held under this grant provided that cash dividend equivalents will only be paid with respect to the number of restricted stock units that remain outstanding following the Compensation Committee’s certification of the satisfaction of the performance criteria. The cash dividend equivalents will be paid to Messrs. Bruton Smith, B. Scott Smith and David B. Smith in cash by March 15 of the year following the date the cash dividend equivalents are credited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: March 6, 2012

4